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 CUSIP No. 981904105                  13-G                   Page 8  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 27, 1998
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               MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., MORGAN STANLEY ASSET

               MANAGEMENT  LIMITED and MORGAN  STANLEY  SICAV GLOBAL EQUITY FUND

               hereby agree that,  unless  differentiated,  this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

            BY: /s/ Peter A. Nadosy
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            Peter  A.  Nadosy / Director Morgan Stanley Asset Management Limited

            MORGAN STANLEY SICAV GLOBAL EQUITY FUND

            BY: /s/ Jacqueline A. Day
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            Jacqueline A. Day / Executive Director Morgan Stanley SICAV Global
                                Equity Fund

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).